UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 19, 2015

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31486 (Commission File Number)	06-1187536 (IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut (Address of principal executive offices)	06702 (Zip code)

Registrant's telephone number, including area code:  (203) 578-2202
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2015, Webster Financial Corporation (the "Company") entered into a non-competition agreement with John R. Ciulla, Executive Vice President, Commercial Banking, which contains provisions that obligate Mr. Ciulla to comply with certain restrictive covenants, including non-competition and employee and customer non-solicitation restrictions, while employed by the Company and for a specified period following his termination of employment.  The non-competition agreement also provides that if, prior to a change in control, Mr. Ciulla's employment is terminated by the Company without cause, in addition to any earned but unpaid amounts for services prior to the date of termination, he will, subject to his execution of a release of claims in favor of the Company, be entitled to a payment equal to his annual base salary, a pro rata annual incentive payment based on his target bonus opportunity in effect immediately prior to the date of termination (or, if his bonus was intended to satisfy the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, based on the Company's actual performance for the fiscal year in which the date of termination occurs), and up to one year of medical and dental coverage, with the Company subsidizing the employer portion of the applicable premiums.  Upon the protections of the Company's Change in Control Agreement with Mr. Ciulla becoming effective in connection with a change in control, the non-competition agreement with Mr. Ciulla will be superseded by the Change in Control Agreement.

In connection with Mr. Ciulla entering into the non-competition agreement, the Company has agreed to grant Mr. Ciulla 12,000 shares of restricted stock pursuant to the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan.  The restricted stock will vest 25% on the third anniversary of grant, 25% on the fourth anniversary of grant, and 50% on the fifth anniversary of grant, subject, in each case, to Mr. Ciulla's continued employment with the Company through the applicable vesting date.

The foregoing description is qualified in its entirety by the text of the non-competition agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.
Exhibit No.	Description
10.1	Non-Competition Agreement, dated as of March 19, 2015, by and between Webster Financial Corporation and John R. Ciulla.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: March 20, 2015	By: /s/ Glenn I. MacInnes Name: Glenn I. MacInnes Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Non-Competition Agreement, dated as of March 19, 2015, by and between Webster Financial Corporation and John R. Ciulla.